UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Retirement
On February 25, 2016, Richard M. Klingaman, the Chairman of both the Board of Directors, and the Executive Committee of the Board of Directors, of Westmoreland Coal Company (the “Company”) informed the Company that he will not seek re-election as a director at the Company’s 2016 annual meeting of stockholders ("Annual Meeting"). Mr. Klingaman will continue to serve as a director (including in his capacity as Chairman of the Board and Executive Committee) through the remainder of his current term which ends at the Annual Meeting in May 2016. Mr. Klingaman’s decision not to seek re-election was not the result of any disagreement with the Company or the Board of Directors. Also on February 26, 2016, the Board took action to increase its size from 8 to 9 directors following the Annual Meeting.

Item 7.01. Regulation FD Disclosure

Westmoreland Coal Company Investor Presentation

On February 29, 2016, the Company distributed slides for its investor presentation scheduled for March 1, 2016, which included the slides furnished as Exhibit 99.1 to this Current Report on Form 8-K. The slides contained in Exhibit 99.1 are also posted on the Company's website at www.westmoreland.com.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Investor Presentation dated March 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: February 29, 2016	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton SVP, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation dated March 2016